Exhibit 99(a)(1)(H)

AMENDED AND RESTATED

OFFER TO EXCHANGE

BY

HENNESSY CAPITAL ACQUISITION CORP.

UP TO 5,750,000 OF ITS OUTSTANDING WARRANTS

FOR SHARES OF ITS COMMON STOCK

AT AN EXCHANGE RATIO OF 0.1 OF A SHARE FOR EACH WARRANT

THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FEBRUARY 13, 2015, UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Amended and Restated Offer to Exchange, dated January 21, 2015 (the “Offer to Exchange”), and the related Amended and Restated Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Exchange, as they may be further amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Hennessy Capital Acquisition Corp., a Delaware corporation (the “Company”), to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $5.75 per half share ($11.50 per whole share), subject to adjustment (the “Warrants”), to permit, during the Offer Period, the exchange of one Warrant for 0.1 of a Share (approximately one Share for every ten Warrants tendered), up to a maximum of 5,750,000 Warrants, subject to proration, as described in the Offer to Exchange. Because of the proration provisions described in the Offer to Exchange, the Company may purchase less than all of the Warrants tendered by a Warrant holder if more than an aggregate of 5,750,000 Warrants are properly tendered and not properly withdrawn. The “Offer Period” is the period of time commencing on January 7, 2015 and ending at 12:00 midnight, New York City time, at the end of the day on February 13, 2015, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The Offer is available only for outstanding Warrants. The Company also has outstanding Units, each consisting of one Share and one Warrant, that were issued in our IPO in January 2014. You may tender Warrants that are included in Units, but to do so you must first separate the Units prior to tendering such Warrants. See “The Offer—Section 2.B. Procedures for Tendering Warrants” of the Offer to Exchange.

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES TO WHICH ANY HOLDER OF WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND DOWN THE NUMBER OF SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, TO THE NEAREST WHOLE NUMBER OF SHARES.

WARRANTS NOT EXCHANGED FOR SHARES WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS FIVE YEARS AFTER THE COMPLETION OF OUR INITIAL BUSINESS COMBINATION, AT 5:00 P.M., NEW YORK CITY TIME, OR EARLIER UPON REDEMPTION OR LIQUIDATION, AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

You may tender and exchange some or all of your Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of 0.1 of a Share for each Warrant, subject to reduction on a pro rata basis in the event that greater than 5,750,000 Warrants are properly tendered and not properly withdrawn.

We are the owner of record of warrants held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the rate of 0.1 of a Share for one Warrant of the Company.

2.	The Offer is subject to certain conditions set forth in Section 10 of the Offer to Exchange.

3.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on February 13, 2015, unless the Company extends the Offer.

4.	The Offer is for up to 5,750,000 Warrants, constituting 24.3% of the issued and outstanding Warrants of the Company as of January 20, 2015.

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

6.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants may be tendered.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer (including, if applicable, sufficient time to effect the separation of the Units). Please note that the Offer Period and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on February 13, 2015, unless the Offer Period is extended.

The Offer is being made solely under the Offer to Exchange and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s board of directors has approved the Offer. However, neither the Company’s management nor its board of directors or officers, nor the Depositary or the Information Agent, makes any recommendation to any Warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange. In doing so, you should read carefully the information in the Offer to Exchange and the Letter of Transmittal.

The Company is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Offer from the registration requirements of the Securities Act. The Company is also relying on Section 18(b)(4)(D) of the Securities Act to exempt the Offer from the registration and qualification requirements of state securities laws. The Company has no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Offer (other than fees to the Information Agent described below). In addition, none of the Company’s Sponsor, the Depositary or the Information Agent, or any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Offer. The Company’s officers and directors may solicit tenders from holders of the Warrants and will answer inquiries concerning the terms of the Offer, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

INSTRUCTION FORM

WITH RESPECT TO THE

AMENDED AND RESTATED

OFFER TO EXCHANGE

BY

HENNESSY CAPITAL ACQUISITION CORP.

UP TO 5,750,000 OF ITS OUTSTANDING WARRANTS

FOR SHARES OF ITS COMMON STOCK

AT AN EXCHANGE RATIO OF 0.1 OF A SHARE FOR EACH WARRANT

The undersigned acknowledges receipt of your letter and the enclosed Amended and Restated Offer to Exchange, dated January 21, 2015 (the “Offer to Exchange”), and the Amended and Restated Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Exchange, as they may be further amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by Hennessy Capital Acquisition Corp. (the “Company”), a Delaware corporation, to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $5.75 per half share ($11.50 per whole share), subject to adjustment (the “Warrants”), to permit the exchange of one Warrant for 0.1 of a Share (approximately one Share for every ten Warrants tendered). The undersigned acknowledges that, because of the proration provisions described in the Offer to Exchange, the Company may purchase less than all of the Warrants tendered by a Warrant holder if more than an aggregate of 5,750,000 Warrants are properly tendered and not properly withdrawn. The “Offer Period” is the period of time commencing on January 7, 2015 and ending at 12:00 midnight, New York City time, at the end of the day on February 13, 2015, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer may be extended, modified, suspended or terminated by the Company as provided in the Offer to Exchange; (ii) the undersigned is voluntarily participating in the Offer; (iii) the future value of the Warrants is unknown and cannot be predicted with certainty; (iv) the undersigned has consulted his, her or its tax and financial advisors with regard to how the Offer will impact the undersigned’s specific situation; (v) any foreign exchange obligations triggered by the undersigned’s tender of Warrants or receipt of proceeds are solely his, her or its responsibility; and (vi) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Warrants authorizes the Company to withhold all applicable Tax Items potentially payable by the undersigned. The Company’s acceptance for payment of Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Warrant holder and the Company upon the terms and subject to the conditions of the Offer.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:

* No fractional Shares will be issued. Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Warrants would otherwise have been entitled, the Company will round down the number of Shares to which such holder is entitled, after aggregating all fractions, to the nearest whole number of Shares.

**Unless otherwise indicated, all Warrants held for the undersigned’s account are to be exchanged.

Signature(s):
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Date: , 2015